SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2018

SCPHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)
001-38293		46-5184075
(Commission File Number)		(I.R.S. Employer Identification No.)

2400 District Avenue, Suite 310 Burlington, Massachusetts		01803
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 517-0730

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2018, Kush M. Parmar, M.D., Ph.D., informed the Board of Directors (the “Board”) of scPharmaceuticals Inc. (the “Company”) of his resignation as a director and as a member of the Audit Committee and the Compensation Committee of the Board. Dr. Parmar’s resignation was not related to any disagreement with the Company on any matter relating to its operations, policies, practices or any issues regarding financial disclosures, accounting or legal matters.

On July 20, 2018, based on the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board increased the number of directors constituting the Board to nine and elected Minnie Baylor-Henry and Mason Freeman, M.D. to the Board. Concurrent with her election to the Board, Ms. Baylor-Henry was also elected as a member of the Nominating and Corporate Governance Committee. Dr. Freeman has not been elected to any committees of the Board at this time.

In connection with their election to the Board, each of Ms. Baylor-Henry and Dr. Freeman was awarded an option to purchase up to 12,248 shares of the Company’s common stock under the Company’s 2017 Stock Option and Incentive Plan. There are no understandings or arrangements between either Ms. Baylor-Henry or Dr. Freeman and any other person pursuant to which Ms. Baylor-Henry or Dr. Freeman were elected to the Board.

From August 14, 2017 through July 20, 2018, Dr. Freeman provided consulting services to the Company pursuant to a Consulting Agreement, dated August 14, 2017 (the “Consulting Agreement”). Under the Consulting Agreement, the Company has paid to Dr. Freeman an aggregate of $32,500 since August 14, 2017, and issued to Dr. Freeman an option to purchase up to 41,781 shares of the Company’s common stock under the Company’s 2014 Stock Incentive Plan at an exercise price of $5.89 per share (the “Option Award”). The grant date fair value of the Option Award was $169,970.33. The Consulting Agreement was terminated on July 20, 2018. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. Baylor-Henry and the Company.

Information concerning the membership of the Board’s committees is publicly available on the Company’s website at http://www.scpharmaceuticals.com. The Company intends to disclose changes in the membership of the Board’s committees by posting this information on its website and/or in its public filings with the Securities and Exchange Commission.

Item 7.01    Regulation FD Disclosure.

On July 24, 2018, the Company issued a press release announcing Ms. Baylor-Henry and Dr. Freeman’s election to the Board. A copy of this press release is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:

99.1	Press Release issued by the registrant on July 24, 2018, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCPHARMACEUTICALS INC.

Date: July 24, 2018	By:	/s/ John H. Tucker
	Name:	John H. Tucker
	Title:	President, Chief Executive Officer and Principal Executive Officer